UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	July 17, 2003
Date of Earliest Event Reported:	July 17, 2003

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.

	Exhibit 99.1	Boise Cascade Corporation earnings release dated July 17, 2003

	Exhibit 99.2	Selected pages from Boise Cascade Corporation’s Second Quarter 2003 Fact Book

Item 9.	Regulation FD Disclosure.

Boise Cascade Corporation is furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9 in accordance with SEC Release No. 33-8216.

On July 17, 2003, we issued an earnings release announcing our second-quarter 2003 financial results, a copy of which is attached as Exhibit 99.1.  Additionally, executive management will discuss our second-quarter earnings during a webcast and conference call to be held today, July 17, at 12 noon (ET).  To access the webcast or conference call, please go to our website at www.bc.com.

We will issue our Second Quarter 2003 Fact Book next week.  In the interim period, selected pages from the Fact Book (Financial Highlights, Summary of Operations, Statistical Review/2003, and Statistical Review/2002) are attached as Exhibit 99.2.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement the GAAP presentations, we also present the results of our operations before nonroutine gains and losses.  For example, in the attached press release, we present results from the first quarter of 2003 and second quarter of 2002 that exclude items such as asset write-downs, the effect of accounting changes, and other items we believe are not indicative of our ongoing operations.

We believe our presentation of results before nonroutine items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary
Date: July 17, 2003

EXHIBIT INDEX

Number	Description

99.1	Boise Cascade Corporation earnings release dated July 17, 2003

99.2	Selected pages from Boise Cascade Corporation’s Second Quarter 2003 Fact Book